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                                                                     EXHIBIT 3.9

                            CERTIFICATE OF SECRETARY
                                       OF
                                PEOPLESOFT, INC.


        The undersigned, Anne S. Jordan, hereby certifies that she is the duly elected Secretary of PeopleSoft, Inc., a Delaware corporation (the "Corporation"), and that the following resolutions were duly adopted by the Board of Directors on May 21, 2001:

AMENDMENT TO THE BYLAWS
REDUCING THE NUMBER OF
DIRECTORS BY ONE

                RESOLVED, THAT EFFECTIVE IMMEDIATELY PRIOR TO THE COMPANY'S ANNUAL MEETING OF STOCKHOLDERS ON MAY 21, 2001, SECTION 3.2 OF ARTICLE III OF THE COMPANY'S BYLAWS SHALL BE AMENDED AND RESTATED TO READ IT ITS ENTIRETY AS
FOLLOWS:

                        3.2 NUMBER OF DIRECTORS

        The Board of Directors shall consist of six (6) persons until changed by an amendment to this Section 3.2. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term expires

            RESOLVED FURTHER, THAT THE OFFICERS OF THE COMPANY ARE HEREBY AUTHORIZED AND DIRECTED TO EXECUTE ALL DOCUMENTS AND TAKE ALL ACTION THEY DEEM NECESSARY OR ADVISABLE IN CONNECTION WITH THIS RESOLUTION.


            Dated this 13th day of August, 2001.
                                                       /s/Anne S. Jordan
                                                       -------------------------
                                                       Anne S. Jordan, Secretary



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